CSFB04-8_Indymac -- 3A3

CREDIT SUISSE FIRST BOSTON

Balance

$2,750,000.00

Delay

24

WAC

5.860000000

WAM

351

Coupon

5.500

Dated

11/01/2004

NET

5.5

WALA

9

Settle

11/30/2004

First Payment

12/25/2004

Price	1	2	3	4	5	6	7	8	9

	Yield	Yield	Yield	Yield	Yield	Yield	Yield	Yield	Yield
98-00.00	5.68	5.69	5.70	5.71	5.72	5.72	5.89	6.08	6.21
98-08.00	5.66	5.67	5.68	5.69	5.69	5.70	5.84	6.00	6.11
98-16.00	5.65	5.65	5.66	5.66	5.67	5.68	5.79	5.92	6.01
98-24.00	5.63	5.63	5.63	5.64	5.65	5.65	5.74	5.84	5.91
99-00.00	5.61	5.61	5.61	5.62	5.62	5.63	5.69	5.76	5.81
99-08.00	5.59	5.59	5.59	5.60	5.60	5.60	5.64	5.68	5.71
99-16.00	5.57	5.57	5.57	5.58	5.58	5.58	5.59	5.61	5.62
99-24.00	5.55	5.55	5.55	5.55	5.55	5.55	5.54	5.53	5.52
100-00.00	5.54	5.54	5.53	5.53	5.53	5.53	5.49	5.45	5.42
100-08.00	5.52	5.52	5.51	5.51	5.51	5.50	5.44	5.37	5.32
100-16.00	5.50	5.50	5.49	5.49	5.48	5.48	5.39	5.29	5.22
100-24.00	5.48	5.48	5.47	5.47	5.46	5.45	5.34	5.21	5.13
101-00.00	5.47	5.46	5.45	5.44	5.44	5.43	5.30	5.14	5.03
101-08.00	5.45	5.44	5.43	5.42	5.42	5.41	5.25	5.06	4.93
101-16.00	5.43	5.42	5.42	5.40	5.39	5.38	5.20	4.98	4.84
101-24.00	5.41	5.41	5.40	5.38	5.37	5.36	5.15	4.90	4.74
102-00.00	5.39	5.39	5.38	5.36	5.35	5.34	5.10	4.83	4.65

Spread @ Center Price	70	75	88	103	110	117	197	244	260
WAL	27.26	25.10	22.15	18.98	17.42	15.91	6.13	3.58	2.82
Mod Durn	13.80	13.27	12.45	11.40	10.83	10.23	5.07	3.17	2.54
Principal Window	Apr30 - Feb34	Nov26 - Feb34	Feb23 - Feb34	Sep19 - Feb34	Mar18 - Feb34	Nov16 - Feb34	Jun10 - Oct11	Apr08 - Sep08	Jul07 - Nov07

Prepay	100 PSA	150 PSA	200 PSA	250 PSA	275 PSA	300 PSA	500 PSA	800 PSA	1000 PSA

Treasury

Mat

6MO

2YR

3YR

5YR

10YR

30YR

Yld

2.157

2.606

2.811

3.338

4.076

4.841

This information is being provided in response to your specific request for information. The information has been prepared and furnished to you solely by CREDIT SUISSE FIRST BOSTON LLC (CSFB) and not the Issuer of the Securities or any of its affiliates. The preliminary description of the underlying assets has not been independently verified by CSFB. CSFB is not acting as agent for the Issuer or its affiliates in connection with the proposed transaction. All information contained herein is preliminary, limited in nature and subject to completion or amendment. CSFB makes no representation that the above referenced security will actually perform as described in any scenario. The above analysis alone is not intended to be a prospectus and any investment decision with respect to the security should be made by you based solely upon the information contained in the final prospectus. Under no circumstances shall the information presented constitute an offer to sell or solicitation of an offer to buy nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. The securities may not be sold nor may an offer to buy be accepted prior to the delivery of a final prospectus relating to the securities.